UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6501 E. Greenway Pkwy #103-412
Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 413-3927

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

The Board of Directors of the registrant, Altair International Corp. ("Altair International"), following the resignation of its auditor, Michael Gillespie & Associates, PLLC (“Gillespie”) by letter dated August 5, 2020, approved the engagement of Jorgensen & Co. to replace Gillespie as the auditor of Altair International effective August 5, 2020. Gillespie was engaged as Altair International 's certifying accountant on June 10, 2015. The reports issued by Gillespie in connection with Altair International’s financial statements for its two most recent fiscal years ended March 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the registrant's most recent two fiscal years ended March 31, 2020 and 2019, there have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of Gillespie, would have caused Gillespie to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(v) of Regulation S-K.

Altair International made the contents of this Current Report on Form 8-K available to Gillespie and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify Altair International’s expression of its views, or containing any additional information. A copy of Gillespie’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Gillespie & Associates, PLLC dated August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2020	Altair International Corp.

	By:	/s/ Alan M. Smith
Alan M. Smith
President and CEO

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